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                                                                   EXHIBIT 23(a)

                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Accounting Treatment" in the Registration Statement (Form S-4) and related Prospectus of CoreStates Financial Corp for the registration of 11,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 1993, with respect to the consolidated financial statements of CoreStates Financial Corp included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young


Philadelphia, Pennsylvania

February 8, 1994